EXHIBIT 32.0

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Mattel, Inc., a Delaware corporation (the “Company”), does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Company’s Annual Report on Form 10-K for the period ended December 31, 2006 (the “Annual Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) Information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Annual Report.

Date: February 26, 2007	By:
Robert A. Eckert Chairman and Chief Executive Officer, Mattel, Inc.

Kevin M. Farr Chief Financial Officer, Mattel, Inc.